UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2024

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Moody National Companies

9655 Katy Freeway, Suite 600

Houston, Texas 77024

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 14, 2024, Moody National REIT II, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). Holders of 7,103,674 shares of the Company’s common stock were represented by proxy at the Annual Meeting, representing approximately 52% of the total number of outstanding shares of the Company’s common stock eligible to be voted at the Annual Meeting. Set forth below are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal No. 1: Election of Directors

The director nominees listed in the table below were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each such director nominee were as follows:

Name of Nominee	VOTES FOR	VOTES WITHHELD
Brett C. Moody	6,430,053	673,621
William H. Armstrong	6,461,078	642,596
Charles L. Horn	6,460,027	643,647
Clifford P. McDaniel	6,447,362	656,312
John P. Thompson	6,464,306	639,368

No broker non-votes were cast in the election of the director nominees.

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was approved. The following votes were taken in connection with this proposal:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
6,508,503	284,508	310,663

No broker non-votes were cast in the ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2024	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President